Exhibit 99.1

HANCOCK FABRICS ANNOUNCES BOARD WITHDRAWS PROPOSAL TO EFFECT A REVERSE STOCK SPLIT

BALDWYN, MS, August 4, 2014 – Hancock Fabrics, Inc. (OTC symbol: HKFI) today announced that the Board of Directors has decided to withdraw Proposal 1, which relates to the proposed reverse stock split and subsequent deregistration under the Securities Exchange Act of 1934, from consideration at the upcoming annual meeting. Under the proposed one thousand for one reverse stock split of the Company’s outstanding shares of common stock, fractional shares, which includes, but is not limited to, all stockholders of the Company owning fewer than 1,000 pre-Reverse Stock Split shares, resulting from the Reverse Stock Split would have been cashed out based on a per share amount of $1.20 per pre-Reverse Stock Split share in lieu of issuing fractional shares. As a result of the decision, Proposal one will not be on the Agenda and not considered or voted upon at the Annual Meeting. All other proposals presented in the Proxy Statement remain on the agenda for the Annual Meeting.

While the Board of Directors believes the transaction was in the best interest of the Company and its stockholders at the time of its proposal, upon review and careful consideration, further discussions with management and its advisors and other relevant factors, the Board of Directors has determined that the costs of the proposed transaction now outweigh the benefits to the Company and its stockholders. The primary cause is the increased number of shares that are now held through accounts with fewer than 1,000 shares, mostly from certain holders who are acquiring shares through multiple accounts with less than 1,000 shares or splitting their existing holdings, simply in an attempt to receive multiple fractional share payments. This activity resulted in a significant increase in the expected cost of the proposed transaction, eliminating virtually a full year of the potential expected savings that the Company anticipated would have resulted from going private. Therefore, the Board of Directors has decided that it is in the best interest of the Company and its stockholders to withdraw the proposal from stockholder consideration for the upcoming Annual Meeting. The Board will continue to monitor the cost of a reverse stock split or alternative transaction versus the benefits and may at some point in the future and on such terms as will be decided to be beneficial at that time pursue another transaction if and when deemed to be in the best interest of the Company and its stockholders.

Steve Morgan, President and Chief Executive Officer commented, “At this time, the Board feels that the expense of the transaction, due to the abuse of the multiple account purchases, which the Company mentioned in the 8K filed on July 15, 2014, has grown to a point that it now exceeds the benefits it would generate for our remaining stockholders. We look at this transaction just like any other business investment decision we would make and have decided not to proceed based on the economics at this time. This does not mean we wouldn’t propose another similar or alternative transaction in the future when and if it becomes economically prudent and in the best interest of the Company and its stockholders.”

Hancock Fabrics, Inc. is committed to being the authority in fabric, sewing and crafts, serving creative enthusiasts with a complete selection of fashion and home decorating textiles, sewing accessories, needlecraft supplies and sewing machines. The Company currently operates 261 retail stores in 37 states and an Internet store at www.hancockfabrics.com.

Contact:

James B. Brown

Executive Vice President and

Chief Financial Officer

662.365.6112

Statements in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward looking statements. These risks and uncertainties include, but are not limited to the following: our business and operating results may be adversely affected by the general economic conditions and the ongoing slow economic recovery; intense competition and adverse discounting actions taken by competitors, which could have a material effect on our operations; our merchandising initiatives and marketing emphasis may not provide expected results; changes in customer demands and failure to manage inventory effectively could adversely affect our operating results; our inability to effectively implement our growth strategy and access funds for future growth may have an adverse effect on sales growth; our ability to attract and retain skilled people is important to our success; we have significant indebtedness and interest rate increases could negatively impact profitability; our business is dependent on the ability to successfully access funds through capital markets and financial institutions and any inability to access funds may limit our ability to execute our business plan and restrict operations we rely on for future growth; significant changes in discount rates, mortality rates, actual investment return on pension assets, changes in consumer demand or purchase patterns and other factors could affect our earnings, equity, and pension contributions in future periods; business matters encountered by our suppliers may adversely impact our ability to meet our customers’ needs; tightening of purchase terms by suppliers and their factories may have a negative impact on our business; we are vulnerable to risks associated with obtaining merchandise from foreign suppliers; transportation industry challenges and rising fuel costs may negatively impact our operating results; delays or interruptions in the flow of merchandise between our suppliers and/or our distribution center and our stores could adversely impact our operating results; changes in the labor market and in federal, state, or local regulations could have a negative impact on our business; taxing authorities could disagree with our tax treatment of certain deductions or transactions, resulting in unexpected tax assessments; our current cash resources might not be sufficient to meet our expected near-term cash needs; a disruption in our information systems would negatively impact our business; a failure to adequately maintain the security of confidential information could have an adverse effect on our business; failure to comply with various laws and regulations as well as litigation developments could adversely affect our business operations and financial performance; we may not be able to maintain or negotiate favorable lease terms for our retail stores; changes in accounting principles may have a negative impact on our reported results; our results may be adversely affected by serious disruptions or catastrophic events, including geo-political events and weather; changes in newspaper subscription rates may result in reduced exposure to our circular advertisement; the expected benefits and costs of the previously proposed going private transaction and whether the Company in the future considers another going private transaction and whether such transaction would result in the anticipated cost savings and benefits; unexpected or unfavorable consumer responses to our promotional or merchandising programs could materially adversely affect our sales, results of operations, cash flow and financial condition; new regulations related to “conflict minerals” may force us to incur additional expenses, may make our supply chain more complex and may result in damage to our reputation with customers; there are risks associated with our common stock trading on the OTC Markets, formerly known as the “Pink Sheets”; our stock price has been volatile and could decrease in value; future sales of our common stock could adversely affect the market price and our future capital-raising activities could involve the issuance of equity securities, which could result in a decline in the trading price of shares of our common stock; we are currently contemplating a potential reverse stock split and deregistration under the Exchange Act which could affect the trading and liquidity of our common stock and the availability of information about the Company if consummated; we do not expect to pay cash dividends on shares of our common stock for the foreseeable future and other risks and uncertainties discussed in the Company’s Securities and Exchange Commission (“SEC”) filings, including the risk factors set forth in Item 1A of the Company's Annual Report on Form 10-K for the year ended January 25, 2014 and the Company’s other reports with the SEC. The Company undertakes no obligation to revise these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events.